Exhibit 10.22

EXHIBIT A

NEITHER THE OFFER NOR SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER THE 1933 ACT.

ANBAILUN INTERNATIONAL HOLDINGS LIMITED
SENIOR SECURED CONVERTIBLE NOTE
DUE: May 20,th, 2011

No. 1 $350,000	May 20th, 2010 New York, New York

FOR VALUE RECEIVED, the undersigned, AnBailun International Holdings Limited. (herein called the "Company"), a corporation organized and existing under the laws of the British Virgin Islands, promises to pay to Silver Rock Capital, Ltd, the INVESTOR of the Securities Purchase Agreement, or his or its registered assigns (the "Holder"), the principal sum of Three Hundred and Fifty Thousand US Dollars (US $350.000) on May 20th, 2011 (the "Maturity Date").

1.        Securities Purchase Agreement. This Note has been issued pursuant to the terms and conditions set forth in the Securities Purchase Agreement dated as of May 20th, 2010 by and among the Company and the Holder, (as from time to time amended, the "Securities Purchase Agreement"). All of the terms and conditions of such Securities Purchase Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Note, shall have the same meanings as defined in the Securities Purchase Agreement.

2.         Notes. Payments of principal of this Note are to be made in lawful money of the United States of America at such place as provided in the Securities Purchase Agreement. This Note is a series of up to $350,000 aggregate amount of Senior Secured Convertible Notes (herein called the "Notes") issued pursuant to the Securities Purchase Agreement, and is subject to other terms as set forth in the Securities Purchase Agreement.

3.         Registered Note. This Note is a registered Note and, as provided in the Securities Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

4.           Condition to be public. The Company shall be a publicly trading entity in the US on the OTCBB or larger exchange prior to the maturity to this Note. In the event that the Company fails to do so, the applicable Conversion Price shall be reduced by fifty percent (50%) without further actions by the parties.

5.           Conversion into Common Stock

a.             General.

(i)            Conversion into Common Stock. Commencing at such time as the Company becomes a publicly traded entity in the U.S., as required by Section 4, the Holder of this Note shall have the right at any time or from time to time until maturity to convert all or any part of the outstanding and unpaid principal amount of the Holder's Note into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed, exchanged or reclassified at the applicable Conversion Price. Any such conversion set forth in a conversion notice dated prior thereto, shall be deemed to be effective as of the date of such conversion notice.

(ii)            Conversion Price.

1)
The "Initial Conversion Price" shall initially be $1 assuming that 35,000,000 shares of the Company's common or ordinary stock Is issued and outstanding and shall be adjusted for future share splits on a basis equal to the lesser of (i) a thirty-five million ($35,000,000) pre-money valuation of the Company or (ii) eighty percent (80%) of the price of any securities sold in any financing of the Company, assuming the Company's net income for the fiscal year ending December 31,2009 (the "2009 Net Income") is equal to or greater than $10 million USD.(the "Initial Conversion Price").

2)
In the event that the 2009 Net Income is less than $10 million USD than the Conversion Price shall be adjusted downward on a basis equal to the lesser of (i) a pre money valuation of the Company equal to (x) 3.5 multiplied by (y) the 2009 Net Income or (ii) eighty percent (80%) of the price of any securities sold in any financing prior to maturity of the Notes (the "Adjusted Conversion Price", together with the Initial Conversion Price are sometimes referred to herein as "Conversion Price").

3)
In the event that, prior to the maturity of the Notes, the Company does not complete the PIPE investment or Silver Rock is not the lead investor in the PIPE then the applicable Conversion Price shall be reduced by fifty 50%.

4)	The applicable Conversion Price shall be subject from time to time to anti-dilution adjustments is described below.

(iii)             Conversion Amount. The number of shares of Common Stock to be issued upon each conversion of the Holder's Note shall be equal to (i) the Conversion Amount (as defined below) divided by (ii) the applicable Conversion Price then in effect on the date specified in the Conversion notice, in the form accompanying this Agreement delivered to the Company by the Holder in accordance with Section 5(c) below; provided that the Conversion notice is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of the Holder's Note, the amount of the Holder's Note to be converted in such conversion.

(iv)             Conversion Limit.

(A) Notwithstanding anything to the contrary set forth in this Note, at no time may the Holder convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by the Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by the Holder and its affiliates at such time, the number of shares of Common Stock which would result in the Holder, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of the Holder, or any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) and Section 16 of the 1934 Act, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of Common Stock; provided, however, that upon the Holder providing the Corporation with sixty-one (61) days notice (pursuant to this Note) (the "Waiver Notice") that the Holder would like to waive this Section 5a(iv)(A) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 5a(iv)(A) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

(B) Notwithstanding anything to the contrary set forth in this Note, at no time may a Holder of this Note (other than the Holder for purposes of this Section 5a(iv)(B) convert this Note into Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder and its affiliates at such time, the number of shares of Common Stock which would result in such Holder, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of such Holder, or any other persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) and Section 16 of the 1934 Act, beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Holder of this Note providing the Corporation with sixty-one (61) days notice (pursuant to this Note) (the "Waiver Notice") that such Holder would like to waive this Section 5a(iv)(B) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section iii(b) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

(v)           Effect of Conversion. Upon conversion of this Note in full in the manner provided by this Section 5 (c) below, this Note shall be deemed fully satisfied and cancelled.

b.        Authorized Shares. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Holder's Note and the other Notes issued pursuant to the Securities Purchase Agreement (the "Reserved Amount"). If the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current applicable Conversion Price the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of the Holder's Note, and (ii) agrees that its issuance of the Holder's Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Holder's Note

c.        Method of Conversion.

(i) Mechanics of Conversion. Subject to Section 6(a), the Holder's Note may be converted by the Holder in whole or in part, by (i) submitting to the Company a conversion notice (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (ii) subject to Section 5(d)(ii), surrendering the Holder's Note at the principal office of the Company.

(ii) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of the Holder's Note in accordance with the terms hereof, the Holder shall not be required to physically surrender the Holder's Note to the Company unless the entire unpaid principal amount of the Holder's Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Holder's Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of the Holder's Note is converted as aforesaid, the Holder may not transfer the Holder's Note unless the Holder first physically surrenders the Holder's Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of the Holder's Note. The Holder and any assignee, by acceptance of the Holder's Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of the Holder's Note, the unpaid and unconverted principal amount of the Holder's Note represented by the Holder's Note may be less than the amount stated on the face hereof.

(iii) Delivery of Common Stock Upon Conversion.  Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a conversion notice meeting the requirements for conversion as provided in this Section 5(d), the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within five (5) Business Days (such fifth Business Day being hereinafter referred to as the "Deadline") in accordance with the terms hereof and the Securities Purchase Agreement.

(iv) Obligation of Company to Deliver Common Stock. Upon delivery by the Holder to the Company of a Conversion notice, the Holder shall be deemed to be the Holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount on that portion of the Holder's Note being converted shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Section 5, all rights with respect to the portion of the Holder's Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a conversion notice as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The Conversion Date specified in the conversion notice shall be the Conversion Date so long as the conversion notice is received by the Company before 6:00 p.m., New York, New York time, on such date.

(v) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in Section 5(a) and in this Section 5(d), the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

d.           Concerning the Shares.

(i) Legend/Conversion Requirements. The shares of Common Stock issuable upon conversion of the Holder's Note may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the 1933 Act, or (B) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the 1933 Act (or a successor rule) ("Rule 144") or (D) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, or (E) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 5(e). Except as otherwise provided in this Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of the Holder's Note have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of the Holder's Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

(ii) Removal of Legend. The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if (A) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the 1933 Act and the shares are so sold or transferred, (B) such Holder provides the Company or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of the Holder's Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (C) in the case of the Common Stock issuable upon conversion of the Holder's Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effective date of any registration statement under the Act registering the resale of the Common Stock issuable upon conversion of the Notes if required by the Company's transfer agent to effect the removal of the legend hereunder. Nothing in the Holder's Note shall (x) limit the Company's obligation under the Registration Rights Agreement or (y) affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements securities referred to herein.

e.            Adjustments. The number of shares of Common Stock to be issued upon each conversion of the Holder's Note shall be subject to adjustments as follows:

(i) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the applicable Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the applicable Conversion Price in effect immediately prior to such combination will be proportionately increased.

(ii) Adjustment in Number of Common Shares. Upon each adjustment of the applicable Conversion Price pursuant to the provisions of this Section 5, the number of Common Shares issuable upon conversion of this Note shall be adjusted by multiplying a number equal to the applicable Conversion Price in effect immediately prior to such adjustment by the number of Common Shares issuable upon conversion of this Note immediately prior to such adjustment and dividing the product so obtained by the adjusted applicable Conversion Price.

(iii) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Corporation into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Note will have the right to acquire and receive upon conversion of this Note in lieu of the Common Shares immediately theretofore acquirable upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Common Shares immediately theretofore acquirable and receivable upon conversion of this Note had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 5 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Note. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Corporation) assumes by written instrument the obligations under this Section 5 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

(iv) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, the Holder shall be entitled upon conversion of this Note, to receive the amount of such assets which would have been payable to the Holder had the Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution (on an "as exercised" and "as converted" basis, as though this Note had been fully converted for Common Shares at the applicable Conversion Price then in effect immediately prior to the dividend or distribution declaration date).

(v) Effect on Applicable Conversion Price of Certain Events. For purposes of determining the adjusted applicable Conversion Price, the following will be applicable:

(a) Dilutive Issuance of Common Stock. If, at any time in a period of two (2) years following the Original Issue Date of the Note in the event any portion of the Common Stock issuable upon conversion of this Note is issued and outstanding, the Company issues, or in accordance with this Section 5 is deemed to have issued, any additional shares of Common Stock ("Additional Shares of Common Stock"), at a price per share less than the applicable Conversion Price of the Note then in effect or without consideration (the "Dilutive Issuance"), then the applicable Conversion Price upon each issuance shall be adjusted to the same price at which the Additional Shares of Common Stock are sold.

(b) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the applicable Conversion Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the applicable Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(c)  Issuance of Convertible Securities. If, at any time, beginning on the Original issuance Date of the Notes and continuing for a period of two (2) years following the Original Issue Date of the Notes, the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the applicable Conversion Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for issuable upon such conversion or exchange" is determined by dividing (i) I received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the lime such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the applicable Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(d)  Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the applicable Conversion Price in effect at the time of such change will be readjusted to the applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(e)  Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after such date of record for effecting such subdivision, the applicable Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(f)  Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the applicable Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof)  never been issued.

(g)  Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of the Holder's Note will be the amount received b;' the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

(h)  Exceptions to Adjustment of Applicable Conversion Price.  No adjustment to the applicable Conversion Price will be made (A) upon the issuance of shares of Common Stock or options or warrants to purchase Common Stock to employees of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company up to a maximum of 5% of then issued and outstanding capital stock of the Company, (B) the issuance of shares of Common Stock upon exercise or conversion of any of the Warrants or Notes issued pursuant to the Securities Purchase Agreement, (C) the issuance of Common Stock upon conversion of any convertible notes issued prior to the date hereof, or (D) the issuance of Common Stock underlying warrants issued for financial advisory services up to a maximum of 10% of then issued and outstanding capital stock of the Company.

(vi) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price as a result of the events described in this Section 6(f), the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Failure to give such notice or any defect therein shall not effect the legality or validity of the subject adjustment.

6.           Status as Shareholder. Upon submission of a conversion notice by the Holder of this Note, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of the Holder's Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of the Holder's Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the third (3rd) Business Day after the Deadline, Holder may elect at such Holder's option to regain the rights of a Holder of the Holder's Note with respect to such attempted converted portions of the Holder's Note and the Company shall, as soon as practicable, return such attempted converted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of the: Holder's Note has not been converted. In all cases, the Holder shall retain all of its right; and remedies for the Company's failure to convert the Holder's Note.

7.           Security Interest. The payment of the Notes is secured by the total assets of the Company including the shares of the HK company [Insert Name of HK Company] held by the Company.

8.           Governing Law; Dispute Resolution

a.    This Note shall be governed by, and construed in accordance with, the laws of Hong Kong without regard to the choice of law principles thereof.

b.    Arbitration

(i)     Mandatory Arbitration.  All disputes arising out of or relating to this Note and the transactions contemplated hereby will be resolved by mandatory, binding arbitration in accordance with this Section 8(b).

(ii)    Friendly Negotiations.   Before any arbitration is commenced pursuant to this Section 8(c), the Parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

(iii)    Commencement of Arbitration.  If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any party to this Agreement refuses to engage in any settlement negotiation, any party to this Agreement may submit the dispute for arbitration.

(iv)    Arbitration.  Any arbitration commenced pursuant to this Section 8(b) will be conducted in Hong Kong, China under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Centre. The arbitration will be conducted by a panel of three arbitrators, one chosen by each party to this Note and the third by agreement of the parties; failing agreement within 30 days of commencement of the arbitration proceeding, the Hong Kong International Centre will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

9.          Facsimile Signatures.  This Note may be executed by facsimile signature which shall, for all purposes be deemed to be as legally valid and binding upon the Company as an original signature.

11.        Event of Default. An "Event of Default" shall exist if any of the' following conditions or events shall occur and be continuing:

a.
Following the Holder's written demand for payment, the Company shall fail to pay in full the entire outstanding principal amount of this within thirty (30) Days after such written demand for payment is given to Holder; or

b.
The Company defaults in the performance of or compliance with its obligations under any of the Transaction Documents and such default has not been cured for thirty (30) days after written notice of default is given to the Company; or

c.	The Company shall fail to deliver within 30 days after the Initial Closing Date, a letter of Opinion of British Virgin Islands Legal Counsel.

d.
Any representation or warranty made by or on behalf of the Company or the Holder in the Transaction Documents proves to have been false or incorrect in any material respect on the date as of which made, and such condition has not been cured for sixty (60) Business Days after written notice of default is given to the other party; or

e.
The Company (i) admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

f.
A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against such party and such petition shall not be dismissed within six (6) months; or

g.
A final judgment or judgments for the payment of money in excess of (U.S.) $2,000,000 are rendered against the Company which judgments are not, within six (6) months after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within six (6) months after the expiration of such stay.

12.           Remedies Following an Event of Default. Upon occurrence of an Event of Default defined in subsection (a) to (f) of Section 11, this Note shall be subject to remedies as set forth in the Guaranty Agreements.

IN WITNESS WHEREOF, the Company has executed and delivered this Note the date and year first above written.

ANBAILUN INTERNATIONAL HOLDINGS LIMITED

By:/s/ Lam Chiu Ming
Name: Lam Chiu Ming
Title: Chief Executive Officer